UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2022

IGEN NETWORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

31772 Casino Drive, Suite C Lake Elsinore, CA	92530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (855) 912-5378

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 14, 2022 Abel I. Seirra has been appointed as the Chief Operating Officer of IGEN Networks Corporation (“IGEN” or the “Company”). Also effective as of October 1, 2022 Mr. Sierra has been appointed to the Company’s Board of Directors (the “Board”).

Mr. Sierra has served as President of the Antelope Valley Hispanic Chamber of Commerce (AVHCC) - the first President elected to a second term in the organization’s 20-year history. AVHCC’s mission is to provide Hispanic entrepreneurship, community growth, and development, by supporting economic programs designed to strengthen and expand the potential of all business. Prior and concurrent to Mr. Sierra’s role with AVHCC was his position as Agency Vice President of HBW Insurance and Financial Services. Mr. Sierra served as an Independent Associate with Legal Shield, Regional Vice President for Primerica Financial Services, marketing Representative for 21 st Century/AIG direct, community Representative for Palmdale School District and Palmdale Head Start. Mr. Sierra also served 14 years as a Counter-Intelligence Specialist with the United States Marine Corps.

Mr. Sierra’s previous positions with IGEN included Vice President and General Manager. Mr. Sierra’s appointments to IGEN’s Board and as COO were made by the unanimous vote of the Company’s Board members.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGEN NETWORKS CORPORATION

Neil Chan
Chief Executive Officer

Date: October 18, 2022

3